Exhibit 10.8

CONSULTING AGREEMENT AND GENERAL RELEASE

This Consulting Agreement and General Release (this “Consulting Agreement”), is made and entered into as of this ___ day of January, 2021, by and between Premier Financial Corp., a financial holding company incorporated under Ohio law (“PFC”), Premier Bank, an Ohio chartered commercial bank (“Premier”) and their respective affiliates, parents, successors, predecessors, and subsidiaries (collectively, the “Company”), and Jude J. Nohra, an individual ( “Executive”), agree that:

The Company and Executive agreed to a separation of service from the Executive’s employment with the Company, which was effective upon the close of business December 31, 2020 (the “Separation Date”).  In connection with that termination and as a condition to receiving payments of certain amounts under the Severance and Change in Control Agreement between Executive and the Company (the “CIC Agreement”), Executive executed a Waiver and General Release (the “First Release”).  The parties hereto wish to enter into this Consulting Agreement to (a) address certain transition services, (b) release additional claims, and (c) subject the parties to additional covenants.

The parties, for the good and valuable consideration stated below, the sufficiency of which is acknowledged, agree as follows:

1.Acknowledgement and Release.  Executive acknowledges that the First Release contains a broad release of claims Executive and any person claiming on behalf of Executive may have against the Released Parties (as that term is defined in the First Release).  Executive acknowledges that (a) as of the date of this Consulting Agreement, Executive has not suffered any workplace injuries or occupational disease and (b) that he is not aware of any facts that would support a claim that has not been released by the First Release.

2.Confidentiality.  Prior to the date that this Consulting Agreement is required to be publicly filed, the parties agrees to keep the terms of this Consulting Agreement confidential and not to disclose the terms of this Consulting Agreement to any third party at any time, other than in the Company’s case, to its Board of Directors or a Committee thereof or to its auditors or regulatory authorities, and in the Executive’s case, to Executive’s spouse, attorneys, taxing authorities, accountants, financial advisor or lender, or as otherwise required by law or in a proceeding to enforce its terms.  Executive agrees to use Executive’s best efforts to ensure that the terms of this Consulting Agreement are kept confidential by Executive’s spouse, heirs, assigns, attorneys, and other advisors.  Except as provided in this Section 2, should Executive receive legal papers or process that Executive believes would require Executive to disclose the terms of this Consulting Agreement, Executive agrees to notify, in writing and within 7 days of Executive’s receipt of such legal papers or process, Sharon Davis, Executive Vice President and Chief Human Resources Officer, Premier Financial Corp., 601 Clinton Street, P.O. Box 248, Defiance Ohio 43512, phone: 419-782-5333, e-mail: sdavis@yourpremierbank.com.

3.Payments.  To the extent that Executive remains in compliance with the covenants set forth in Section 4 of this Consulting Agreement, the Company agrees to pay to Executive eight monthly payments each equal to $24,468.75 payable in the first regular pay period of each month commencing with the first pay period in May 2021.  In the event that Executive should die prior to the completion of all eight monthly payments, any remaining unpaid monthly payments will be paid in a single lump sum payment to the beneficiary or beneficiaries designated by Executive to receive such payment.  Such payment shall be made within thirty (30) days following Executive’s death.  In the event that Executive should fail to designate a beneficiary, in writing, to the Company, or, in the event that Executive’s designated beneficiary should predecease him, the payment described in this Section 3 will be paid to Executive’s estate, within thirty (30) days following his death.

4.Covenants.  The parties acknowledge that they have agreed to be bound by the following covenants:

4.1Consulting. Executive agrees to provide up to a total of 20 hours of consulting services through December 31, 2021 to assist the Company in training Executive’s successor, assisting the Company’s administrative staff or any colleague reasonably requesting his services, and assisting any such successor with the transition.  Executive is only obligated to provide such services if reasonably requested by the Company and only during regular business hours.  The Company will reimburse Executive for any out-of-pocket expenses, including mileage, reasonably and actually incurred by Executive in providing such Services. Executive’s failure to provide these consulting services will not constitute a breach of this Consulting Agreement if the Company does not request performance of any such services.

4.2Intentionally deleted.

4.3Standstill.

4.3.1.Without the express prior written approval of the Company, until June 30, 2022, Executive will not, and will cause his Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) “Affiliates”) not to, directly or indirectly, solicit proxies or initiate, propose or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act), in opposition to any matter that has been recommended by a majority of the members of the Board of Directors of PFC (the “Board”) or in favor of any matter that has not been approved by the Board or seek to advise, encourage or influence any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act, “Person”) with respect to the voting of any shares of common stock of PFC (“Securities”) in such manner, or initiate, or induce or attempt to induce any Person to initiate, any shareholder proposal relating to the Company. For purposes of this Section 4.3.1, “Affiliates” will not include any entities that the Executive does not directly, or indirectly through one or more intermediaries, control.

4.3.2.Without the express prior written approval of the Board, until June 30, 2022, Executive will not, and will cause his Affiliates not to, join a consortium, partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or otherwise act in concert with any Person, for the purpose of acquiring, holding, voting or disposing of Securities, or for any other purpose that would require disclosure under Item 4 of Schedule 13D adopted by the Securities and Exchange Commission under the Exchange Act.

5.Taxation. All payments made pursuant to this Consulting Agreement will be subject to withholding of applicable income, employment and other taxes. The Company does not represent or guarantee that any particular federal, state or local income, payroll or other tax treatment will result from this Consulting Agreement or the benefits provided hereunder. Executive, for Executive and Executive’s successors in interest, assumes full responsibility for all of Executive’s portion of federal, state and local taxes arising from the payments provided hereunder and by accepting benefits hereunder agrees to indemnify and hold the Company harmless from any and all tax consequences, including interest and/or penalties, related to taxes owed and payable by Executive or any successor in interest.

6.This Consulting Agreement and the first release contains the complete understanding between the parties.  The parties agree that no promises or agreements will be binding or will modify this understanding unless in writing and signed by THE parties. This Consulting Agreement shall not affect the validity or enforceability of any prior written agreements by and between Company and Executive.

7.THE COMPANY AND EXECUTIVE, EACH AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, OR RELATED TO, THIS CONSULTING AGREEMENT.  NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

8.This Consulting Agreement may be executed in multiple counterparts, each of which will be considered an original, and all of which will be considered a single memorandum.  A copy of the original or of a signature to the original will have the same force and effect as the original.  The signature of any signatory to this Consulting Agreement may be executed through the use of a facsimile transmission or by way of a PDF (Portable Document Format) as an attachment to an e-mail, in which case the signature (whether by facsimile or PDF) on this Consulting Agreement will be as effective as if an original signature were affixed to this Consulting Agreement.

9.The validity, construction, and interpretation of this Consulting Agreement and the rights and duties of the parties to this Consulting Agreement will be governed by the laws of the State of Ohio without regard to any state conflict of law rules.

[Signature Page Follows]

The parties agree that they have read this Consulting Agreement, understand and agree to its terms, and have knowingly and voluntarily signed it on the dates written below.

JUDE J. NOHRA
PREMIER BANK By: Name: Its:
PREMIER FINANCIAL CORP. By: Name: Its:

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